UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): May 21, 2015

CECO Environmental Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-7099	13-2566064
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No)

4625 Red Bank Road Cincinnati, OH	45227
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s Telephone Number, Including Area Code): (513) 458-2600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

On May 21, 2015, CECO Environmental Corp. (the “Company”) held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, stockholders of the Company considered: 1) the election of the eight director nominees named in the proxy statement; 2) the ratification of the independent registered public accounting firm for fiscal 2015; and 3) an advisory vote to approve the named executive officer compensation. The voting results at the Annual Meeting with respect to each of the matters described above were as follows:

1.	The eight director nominees named in the proxy statement and standing for election were elected based upon the following votes:

DIRECTOR NOMINEE	FOR	WITHHELD	BROKER NON-VOTES

Arthur Cape	17,878,399	469,947	5,610,584

Jason DeZwirek	14,934,360	3,413,986	5,610,584

Eric M. Goldberg	18,035,477	312,869	5,610,584

Jeffrey Lang	15,389,997	2,958,349	5,610,584

Lynn J. Lyall	17,764,633	583,712	5,610,584

Jonathan Pollack	13,777,010	4,571,336	5,610,584

Seth Rudin	18,040,425	307,921	5,610,584

Donald A. Wright	17,709,755	638,591	5,610,584

2.	The appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for fiscal 2015 was ratified as follows:

FOR	AGAINST	ABSTAIN
23,887,037	48,381	23,509

3.	The Company’s named executive officer compensation was approved on an advisory basis as follows:

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
17,444,283	804,068	99,995	5,610,584

ITEM 8.01	Other Events.

On May 21, 2015, the Board of Directors (the “Board”) of the Company voted to create a new committee of the Board known as the Nominations and Governance Committee (the “Committee”). The Committee will consist of Eric Goldberg, as the Chairman of the Committee, and Seth Rudin, both of whom are independent directors. Amongst other things, the Committee will recommend for the Board’s approval the slate of nominees to be proposed by the Board to stockholders for election to the Board. The Committee’s purposes are more fully described in its written charter, a copy of which will be available on our website www.cecoenviro.com on the Investor Information, Corporate Governance section.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2015	CECO Environmental Corp.

	By:	/s/ Edward J. Prajzner
Edward J. Prajzner
Chief Financial Officer and Secretary

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